UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 14 , 2011

Commission File Number:  00132566

Pepperball Technologies, Inc.
(Exact name of small business issuer as specified in its charter)

Colorado
(State or other jurisdiction of incorporation or organization)
201978398
(IRS Employer Identification No.)

6142 Nancy Ridge Drive, Suite 101, San Diego, California 92121
(Address of principal executive offices)

858-638-0236
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement Amendments and Warrant

On January 14, 2011, PepperBall Technologies, Inc., a Colorado corporation (the "Company"), entered into a Loan Agreement Amendment ("Loan Agreement Amendment #1") with J.A. & G.L. Simpson Trust, DTD May 18, 1988 ("Simpson Trust") and a Loan Agreement Amendment ("Loan Agreement Amendment #2" and collectively with Loan Agreement Amendment #1, the "Loan Amendments") with James Simpson Foundation ("Simpson Foundation" and collectively with Simpson Trust, the "Lenders"). The original Loan Agreements with the Lenders were previously issued on January 15, 2010.

Pursuant to the Loan Agreement Amendments, the Company borrowed an aggregate of $550,000 from the Lenders. As security for the Company's obligations under the Loan Agreements, the Company granted the Lenders a security interest in all of its assets. The Loan Amendments are subject to an InterCreditor Agreement with Primary Funding Corporation, with whom the Company factors some of its accounts receivables, but only up to the amount owed to Primary Funding Corporation by the Company.

Amounts outstanding under the Loan Agreement Amendments require monthly payments of principle (in addition to monthly interest payments at 15% per annum) to be made pursuant to amortization schedules set forth in the Loan Agreements. All amounts outstanding under the Loan Agreements are due on December 31, 2011.

The Loan Agreement Amendments also specify that upon the occurrence of an "Event of Default" under the loan agreement, Lender may acquire an additional 100,000 warrant shares of Borrower at $0.05 per share for the first 30 day period the Default remains uncured and an additional 150,000 warrant shares of Borrower at $0.05 per share for each subsequent 30 day period the Default remains uncured. Additionally, in the event of a default, the interest rate will increase to 18% until the default is cured, and a default fee of $6,000 will be charged per month up to a cumulative total of 25% of any amounts due.
The foregoing description of the Loan Agreement Amendments is qualified by reference to the Loan Agreement Amendments, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

In connection with the execution of the Loan Agreement Amendments, the Company issued to the Simpson Trust a warrant (the "Warrant") to purchase up to $550,000 of the Company's common stock. The warrant is exercisable at any time prior to December 31, 2017 and carries an exercise price per share equal to the lesser of (i) $0.05 or (ii) the price per share at which the Company sells or issues its common stock in a transaction or a series of transactions in which the Company receives at least $500,000 (as a result, the Warrant is exercisable to purchase a minimum of up to 1,500,000 shares of the Company's common stock). The Warrant provides that the exercise price will be adjusted pursuant to a weighted-average formula in the event the Company issues additional common shares during the term of the Warrant at a price per share that is less than the then-effective exercise price. In addition, upon the occurrence of an Event of Default under the Loan Agreement, the Simpson Trust may acquire a warrant to purchase an additional 100,000 shares of the Company's common stock for the first 30 days the default remains uncured and may acquire warrants to purchase an additional 150,000 shares of the Company's common stock for each subsequent 30 day period during which the default remains uncured.

The Warrant and the securities issuable upon exercise of the said Warrants have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing description of the Warrant is qualified by reference to the Warrantwhich is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Loan Agreement Amendment dated as of January 14, 2011 by and between J.A. & G.L. Simpson Trust, a California trust DTD May 18, 1988, and PepperBall Technologies, Inc.
10.2 Loan Agreement Amendment dated as of January 14, 2011 by and between James Simpson Foundation, a California non profit corporation, and PepperBall Technologies, Inc.
10.3 Warrant to Purchase Common Stock issued on January 14, 2011 by PepperBall Technologies, Inc. to J.A. & G.L. Simpson Trust, a California trust DTD May 18, 1988.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pepperball Technologies, Inc.

Date:   January 21, 2011
By:	/s/ Christin A. Lewis

Name: Christin A. Lewis
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	First Amendment to Loan Agreement - Simpson Trust
EX-10.2	First Amendment to Loan Agreement - Simpson Foundation
EX-10.3	Warrant to Purchase Stock